Exhibit 99.2
INTERACTIVE THERAPY GROUP CONSULTANTS, INC.
Balance Sheet (Unaudited)

June 30, 2008
Assets

Current assets:
Cash and cash equivalents	$12,771
Accounts receivable	980,153
Prepaid expenses	60,441

Total current assets	1,053,365
Property and equipment, net	209,054
Other assets	18,565

Total assets	$1,280,984

Liabilities and Stockholders’ Deficiency

Current liabilities:
Accounts payable	$106,876
Accrued expenses	502,427
Beacon Federal line of credit	492,504
Note payable — Beacon Federal	116,277
Note payable — Bankers Healthcare Group	4,935
Capital lease obligations — current	21,488

Total current liabilities	1,244,507

Long-term liabilities:
Note payable — Beacon Federal, net of current portion	308,204
Note payable — Bankers Healthcare Group, net of current portion	48,078
Capital lease obligations, net of current portion	40,332

Total long-term liabilities	396,614

Commitments

Stockholders’ deficiency:
Common stock, no par value. Authorized 200 shares; 51 shares issued and outstanding	—
Additional paid-in capital	55,772
Accumulated deficit	(415,909)

Total stockholders’ deficiency	(360,137)

Total liabilities and stockholders’ deficiency	$1,280,984

See accompanying notes to financial statements (unaudited).

INTERACTIVE THERAPY GROUP CONSULTANTS, INC.
Statements of Operations and Accumulated Deficit (Unaudited)

	For the six months ended
	June 30,
	2008	2007
Revenues	$3,367,979	$2,991,536
Cost of services	2,211,161	2,034,995

Gross profit	1,156,818	956,541
Selling, general and administrative expenses	954,933	1,100,100

Earnings (loss) from operations	201,885	(143,559)
Other expenses:
Interest expense	58,078	39,365

Net earnings (loss)	143,807	(182,924)
Accumulated deficit, beginning of period	(559,716)	(93,189)
Distributions to stockholders	—	(68,707)

Accumulated deficit, end of period	$(415,909)	$(344,820)

See accompanying notes to financial statements (unaudited).

INTERACTIVE THERAPY GROUP CONSULTANTS, INC.
Statements of Cash Flows (Unaudited)

	For the six months ended
	June 30,
	2008	2007
Cash flows from operating activities:
Net earnings (loss)	$143,807	$(182,924)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation	85,379	37,304
Changes in operating assets and liabilities:
Accounts receivable	(296,876)	65,775
Prepaid expenses and other current assets	(49,917)	(17,673)
Other assets	(3,420)	—
Accounts payable	(6,635)	20,788
Accrued expenses	199,115	50,491

Net cash provided by (used in) operating activities	71,453	(26,239)

Cash flows from investing activities:
Capital expenditures	(35,151)	(6,354)

Net cash used in investing activities	(35,151)	(6,354)

Cash flows provided by financing activities:
Borrowings under line of credit	385,000	305,000
Principal payments of long-term debt	(659,096)	(79,969)
Net contributions (distributions) to stockholders	55,772	(68,707)

Net cash (used in) provided by financing activities	(218,324)	156,324

Net (decrease) increase in cash and cash equivalents	(182,022)	123,731
Cash and cash equivalents – beginning of period	194,793	11,055

Cash and cash equivalents – end of period	$12,771	$134,786

Supplemental disclosure:
Cash paid for interest	$58,078	$39,365

See accompanying notes to financial statements (unaudited).

Interactive Therapy Group Consultants, Inc.
Notes to Financial Statements (Unaudited)
Six Months Ended June 30, 2008 and 2007
(1)	Summary of Significant Accounting Policies
(a)	Nature of Business

Interactive Therapy Group Consultants, Inc. (the “Company”), formally CNY Speech-Language Consultants, Inc., founded in 1996, provides a comprehensive range of services to children with developmental delays and disabilities including diagnosis and treatment of speech and language pathology, occupational therapy, physical therapy, speech education and psychology to schools and preschools.

(b)	Revenue Recognition

The Company recognizes revenue for services rendered when there is evidence of billable time expended and recoverability is reasonably assured.

(c)	Cash and Cash Equivalents

All highly liquid investments with a maturity of three months or less at the date of purchase are considered to be cash equivalents.

(d)	Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets. Amortization of leasehold improvements is provided using the straight-line method over the shorter of the estimated life of the improvement or the term of the lease, whichever is shorter.

(e)	Income Taxes

For Federal and state income tax reporting purposes, the Company has elected “S” corporation status. This election provides that, in lieu of corporate income taxes, the stockholders are taxed on the Company’s taxable income on their respective individual income tax returns. Accordingly, there is no provision for Federal income taxes in the accompanying financial statements. The Company remains subject to certain state and local taxes.

(f)	Concentration of Credit Risk

Service revenue is concentrated with a limited number of clients throughout New York State; municipalities within New York State provide substantial and significant revenue to the Company. This concentration of customers may impact the Company’s overall exposure to credit risk, either positively or negatively, in that the Company’s customers may be similarly affected by changes in economic or other conditions in New York State.

(g)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Interactive Therapy Group Consultants, Inc.
Notes to Financial Statements (Unaudited)
Six Months Ended June 30, 2008 and 2007
(2)	Property and Equipment

Property and equipment consists of the following at June 30, 2008:

		Estimated
		useful life
Equipment and furniture	$170,212	5 years
Capitalized leases	162,680	5 years
Software	232,002	5 to 10 years
Leasehold improvements	24,169	Life of lease

	589,063
Less accumulated depreciation	380,009

	$209,054

Depreciation and amortization expense for the six months ended June 30, 2008 and 2007 amounted to $85,379 and $37,304, respectively.

(3)	Beacon Federal Line of Credit

On September 14, 2007, the Company renegotiated its credit facility with Beacon Federal, a Federal savings association (the “Beacon Credit Facility”), to provide for a $700,000 revolving credit line. Borrowings under the Beacon Credit Facility may be used to restructure and replace existing lines of credit and/or to provide working capital to the Company. The Beacon Credit Facility is secured by a first priority perfected lien on the Company’s accounts receivable, general intangibles, equipment and chattel paper and the personal guarantee of the spouse of the Company’s majority stockholder. Borrowings bear interest at a variable rate based on the prime rate (5.0% and 8.75% at June 30, 2008 and 2007, respectively) plus 1.00%. As of June 30, 2008, the Company had $492,504 outstanding under the Beacon Credit Facility. The Beacon Credit Facility was paid in full on September 15, 2008.

(4)	Notes Payable – Beacon Federal

On October 20, 2006, the Company entered into a five-year note payable in the amount of $600,000 payable in monthly installments of $12,083 plus interest at 7.60% per annum. The note is secured by all assets of the Company with personal guarantees from the majority shareholder and his spouse. As of June 30, 2008, the note payable had an outstanding balance of $424,481. The note payable to Beacon Federal was satisfied on September 15, 2008.

(5)	Bankers Healthcare Group — Note Payable

On September 1, 2007, the Company entered into a seven-year note payable with Bankers Healthcare Group, Inc. in the amount of $55,817, including closing costs. The note is payable in monthly installments of $1,172 and bears interest at 18%. The note is secured by personal guarantees from the majority stockholder and his spouse. This note was repaid by the majority stockholder during September 2008.

Interactive Therapy Group Consultants, Inc.
Notes to Financial Statements (Unaudited)
Six Months Ended June 30, 2008 and 2007
(6)	Capital Lease Obligations

Future minimum lease payments under capital leases for the remainder of the year ending December 31, 2008 and years ending thereafter as of June 30, 2008 are as follows:

2008	$14,225
2009	21,523
2010	21,523
2011	14,074

Total minimum lease payments	71,345
Less: Amounts representing interest	(9,525)

Present value of minimum lease payments	61,820
Less: Current portion	(21,488)

Long-term portion of capital leases	$40,332

(7)	Major Customers

During the six months ended June 30, 2008 and 2007, the Company had four customers that accounted for 18% and 16%, 17% and 19%, 15% and 22%, and 14% and 15% of revenues, respectively.

(8)	Retirement Plan

The Company sponsors a retirement plan pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), for all employees meeting certain service requirements. Participants may contribute a percentage of compensation not to exceed the maximum allowed under the Code. The Company did not make any matching contributions during the six months ended June 30, 2008 and 2007.

(9)	Commitments and Contingencies
(a)	Legal Matters

The New York State Insurance Fund has alleged that the Company has not paid premiums in the amount of $81,354. This claim is presently in review and arises over a dispute over the proper classification of employees for workers compensation purposes. The Company has retained counsel to appeal the proper classification of employees before the New York State Compensation Ratings Board. The Company is of the opinion that the ultimate disposition of this matter will not have a material adverse effect on its financial position.

(b)	Operating Leases

Rental expense under leases for office space with expiration through April 2013 amounted to $74,290 and $136,848 for the six months ended June 30, 2008 and 2007, respectively. Rental expense for the six months ended June 30, 2007 includes $65,440 paid to a related party. Minimum lease payments under noncancelable operating leases for the remainder of the year ending December 31, 2008 and for each of the five succeeding years and in the aggregate under these leases as of June 30, 2008 are as follows:

Interactive Therapy Group Consultants, Inc.
Notes to Financial Statements (Unaudited)
Six Months Ended June 30, 2008 and 2007

2008	$76,000
2009	148,000
2010	117,000
2011	55,000
2012	55,000
thereafter	18,000

Total minimum lease payments	$469,000

(10)	Subsequent Events

On September 12, 2008, the Company was sold to American Claims Evaluation, Inc., a publicly-traded company whose stock is listed on the NASDAQ Capital Market (symbol “AMCE”), pursuant to a Stock Purchase Agreement for $570,000 in cash.